Exhibit 99.1

OurPet's Company is a leading proprietary pet supply company that designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products under the OurPet's and Pet Zone brands in U.S. and international markets.

Market	OTCQX
Ticker symbol	OPCO

At March 31, 2016:

Share price	$1.05
P/E Ratio	15.2
Market capitalization	$21.12
Price/Book	2.3x
Price/Sales	$0.87

Dollars in millions, except share price.

Three Months Ended March 31, 2016

- Net revenue increased 10.3% to $6.17 million
- Gross profit margin of 29.7%
- Net income increased 24.7% to a record $266,581
- Earnings per diluted share of $0.01

Market Trends

U.S. Pet Industry*

- 3rd largest consumer market ($71 billion in 2013)
- Forecasted annual compounded growth rate (CAGR) of 4%-5% through 2017
- 82.5 million or 68% of households own a pet
- Of the 82.5 million households, 47% own at least one dog and 37% own at least one cat
- Average annual spending on non-food pet products
  - $1,135 for dogs
  - $935 for cats
- Industry is generally recession resistant

Pet Accessories and Treats Categories

- 19% of U.S. pet industry annual sales
- Category sales estimated to be $12.5 billion
- Forecasted CAGR of 8% -10% through 201 7
- Pets are living longer: 40% are "seniors"

Key Markets

- Pet Specialty
- Food, Drug & Mass
- Other retail and e-commerce

Dual Brand Strategy

- OurPet's products sold exclusively through the Pet Specialty channel
- 1 OurPet's satisfies demands of the Pet Specialty consumer
  - Wide variety of premium, innovative, quality toys and accessories
  - Specially-designed to awaken a pets' natural instincts
  - Available exclusively at pet specialty retailers
  - Dedicated trade and consumer support

- Pet Zone is sold through the Food/Drug/Mass Merchandise channel
- Pet Zone satisfies the demands of the Multi-Outlet consumer
  - Pet Specialty quality products at affordable prices
  - Unique point of difference
  - Value-added features that go beyond fun and functionality
  - Dedicated trade and consumer support
- No other brand offers easier access to high quality products that go beyond fun, functionality and price than Pet Zone
- When tested by consumers, Pet Zone's brand awareness scored highest among competitors

Annual Net Revenue


$millions
25
20
15
10
5
0
CAGR
$14.3
$17.1
$19.7
$20.2
$21.6
$22.8
$23.8
2009
2010
2011
2012
2013
2014
2015

Annual Net Income


$thousands
$2,000
$1,000
$0
CAGR
$776
$987
$121
$193
$1,071
$769
$1,336
2009
2010
2011
2012
2013
2014
2015

Strategic Product Categories:

Feline Waste Management Solutions



Interactive cat & dog toys



Healthy feeding systems



Proprietary Products

OurPet's Company has been granted or assigned 92 United States and international patents for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats plus 70 United States and international patents pending for cat and dog toys, dog feeders and waste management products.

*Source: APPA2015

Feline Waste Management Solutions Market Ticker symbol At March 31, 2016: Share price P/E Ratio Market capitalization Price/Book Price/Sales OTCQX OPCO $1.05 15.2 $21.12 2.3x $0.87 Dollars in millions, except share price. OURPET’S COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) For the Three Months Ended March 31, For the Year Ended December 31, 2016 2015 2015 2014 Net revenue $ 6,175,985 $ 5,597,322 $ 23,819,189 $ 22,770,562 Gross profit 1,831,857 1,694,345 7,549,513 6,810,959 Income from operations 415,269 356,313 2,159,616 1,202,025 Income before income taxes 409,440 336,529 2,087,504 1,142,282 Income tax (expense) 142,859 122,737 750,592 373,007 Net income $ 266,581 $ 213,792 $ 1,336,912 $ 769,275 Basic and Diluted Earnings Per Common Share After Dividend Requirements For Preferred Stock: Net Income $ 0.01 $ 0.01 $ 0.07 $ 0.04 Weighted average number of common shares outstanding used to calculate basic earnings per share 17,627,586 17,553,077 17,569,744 17,046,577 Weighted average number of common and equivalent shares outstanding used to calculate diluted earnings per share 19,458,840 19,267,328 19,262,742 18,159,204 Business Model Strong R&D and Patents Positioning with Leading Retailers Positioning with Leading Retailers • Products are brought to market after careful investment in both behavioral research and technology research • Focus on products with proven efficacy • Strong sell-through history with retailers such as Wal-Mart, PetSmart, and Petco • Private label business helps maintain shelf space within pet specialty retailers • Consolidation of vendors within leading retailers • Growth in Toys & Accessories continue • Aversion to developing commodity products • Formidable patent fencing process to secure inimitability versus the competition • #1 ranking within product category position at Amazon • Broad retail presence across pet specialty and food, drug & mass retailers, as well within e-commerce • The feline Waste & Odor control market represents a particularly attractive, growing segment “These results reflect our continued ability to successfully execute our business strategy ... One of our highlights every first quarter is the Global Pet Expo international trade show, where we present our new, innovative products to the market. This year we presented our new Intelligent Pet Care™ product line that features BlueTooth® and wireless connectivity for three products: our SmartScoop® -- Intelligent Litter Box, our SmartLink™ Feeder - Intelligent Pet Feeder Bowl and our SmartLink™ Waterer - Intelligent Water Fountain ... We also introduced our 100% Natural Switchgrass BioChar litter, which produced favorable results when tested against the competition. Needless to say, we are really excited about the balance of 2016.“ 1300 East Street, Fairport Harbor, Ohio 44077 1.800.565.2695 • 440.354.6500 • Fax: 440.354.9129 • www.ourpets.com Public Company Symbol: OTCQX: OPCO • Member of APPA • NASC • RILA – Dr. Steven Tsengas, Chairman and CEO This Fact Sheet shall not constitute an offer to sell or the solicitation of an offer to buy OurPels Company securities. It is intended to provide background information on OurPef s Company and should be read in conjunction with our SEC filings. including the risk factors and forward-looking safe harbor statements included in those filings. Copies of those documents are available on our website at www.ourpets.com. Sales Channels/ Customer examples Pet Specialty • Petco • Petsmart • Pet Supermarket • Pet Supplies Plus • Petvalu Food, Drug & Mass Grocery • Kroger • Publix • C&S Grocers Mass • Meijer • Kmart • Wal-Mart E-commerce • Amazon.com • Doctors Foster and Smith • Petsmart.com • Target.com • Walmart.com